Exhibit 1.4 Creating a fully integrated housing platform in core German cities 16 DECEMBER 2019Exhibit 1.4 Creating a fully integrated housing platform in core German cities 16 DECEMBER 2019

Transaction summary

1

ADLER REAL ESTATE

CONSUS REAL ESTATE

15-Dec-19 (announcement)

All share voluntary tender offer for ADLER

- 0.4164 ADO Properties ("ADO") shares for 1 ADLER share
- 52.2% irrevocables received by ADLER shareholders[2]
- 17.3% premium to ADLER shareholders based on closing price[3]

Acquisition of 22% stake in Consus from existing minorities in cash

- Strategic cooperation agreement with Consus, providing the right to ADO to allow it to match any offer from a third party on residential development projects worked on together

Fully underwritten up to €500m rights issue post closing

Backstop facility in-place for all debt with change of control



ADO
NAV / NAV all share combination[1]
ADLER
Existing 33% stake to become treasury shares



Aggregate Holdings
ADO
Others
51%
~25%[4]
24%
Consus

2

CONSUS REAL ESTATE

2020

Call option for acquisition of an additional 51% stake in Consus from majority shareholder Aggregate Holdings

- Exchange ratio of 0.2390 ADO shares per Consus share
- In exchange for granting the call option Aggregate Holdings will be entitled to borrow from ADO / ADLER the equivalent number of ADO shares that it would receive upon exercise of the call
- Aggregate Holdings holds a put option which can be exercised in the event of a change of control at ADO



ADO + ADLER
100%
Consus

- *Call option for 51% of Consus*
- *Voluntary takeover offer for minorities*

Note:
1 Based on Q3-2019 EPRA NAV (undiluted) and Q3-2019 ADLER EPRA NAV adjusted for dilution from ADLER €130m convertible bond based on adjusted conversion price following a change of control
2 Including stake tendered by Tomas de Vargas Machuca
3 Closing price as of December 13, 2019
4 Including existing stake of ~3% owned by ADLER

1

Terms of the transaction

Transaction	■ ADO announces **simultaneous transactions with ADLER and Consus:** ■ **Voluntary public tender offer for ADLER, 52% irrevocables** ■ **Acquisition of 22% stake in Consus, one of the largest residential developers in Germany** ■ **Call option secured on further 51% stake from Aggregate Holdings**
ADO and ADLER	■ ADO and ADLER have **signed a Business Combination Agreement** (BCA) which sets out the terms of the combination
Governance	■ The combined company to be **renamed ADLER Real Estate Group**, operational headquarters to remain in **Berlin** ■ **Luxembourg Company registered and Germany listed with Luxembourg Company structure** ■ **1 Tier Board structure** with **10 members:** ■ **5 fully independent** (including Chairman who will have a casting vote) ■ Audit and remuneration committee to be 3 members chaired by independent members as well as majority independent members ■ Post-deal there will be **no single shareholder controlling the company, with free float of ~80%**
Business Co-operation agreement with Consus	■ ADO and Consus to enter into a **strategic cooperation agreement**, providing the right to ADO to allow it to match any offer from a third party on residential development projects worked on together
Envisaged timeline	■ Announcement: 15 December 2019 ■ Start of offer period: 8 February 2020 ■ End of initial tender offer period and announcement of initial acceptance period results: 9 March 2020 ■ End of offer period including "sweep up" period and settlement: 26 March 2020 ■ Up to €500m rights issue: Q2-Q3 2020

2

Creating a leading platform for growth in German residential

ADO + ADLER REAL ESTATE + CONSUS REAL ESTATE

1. Transformational transaction creating a roadmap to Top-3 listed residential real estate company in Germany, with enhanced liquidity and likely MDAX candidate in the near-term
2. Balanced portfolios with exposure to strong locations and new cities, diversifying outside of Berlin and across Germany

ADLER REAL ESTATE

3. Acquisition of a strategic stake in a high quality development company with a pipeline of 15,000+ new units in Top-9 German cities
   - Option to buy 51% of Consus shall be exercised when preserving ADO's investment grade financial parameters
4. Access to a highly experienced development platform securing value-creating growth path for future NAV accretion

CONSUS REAL ESTATE

5. €180-210m of operating and financial synergies realized from streamlined operations and financial discipline leading to an investment grade rating profile for the combined group
6. Strong corporate governance and experienced management

ADLER REAL ESTATE + CONSUS REAL ESTATE

3

Creating an €8.6bn rental portfolio with a growth path into Germany's core cities

Combined portfolio geographical split


Schleswig-Holstein
0.2
Mecklenburg-Pomerania
0.1
Hamburg
2.0
Bremen
0.1
Brandenburg
0.2
Lower Saxony
1.2
Berlin
0.7
3.6
Berlin
0.8
Berlin
North Rhine Westphalia
1.0
0.2
Saxony-Anhalt
Düsseldorf
0.8
0.1
Leipzig
Cologne
0.5
0.6
Saxony
0.1
Thuringia
Frankfurt
1.0
0.1
Other
Stuttgart
1.3
0.3
Munich
€bn GAV ADO¹
€bn GAV ADLER²
€bn GDV Consus (reported)³

Combined portfolio value[1,4] and GDV (€bn)


15.4
6.8³
8.6
5.0
5.0
3.6
3.6
GAV
GAV + GDV Consus (reported)
ADO
ADLER
Consus

Source: ADO and ADLER company information, Consus Q3 2019 results presentation

Note:

1 ADO GAV excludes units sold in large portfolio disposal post-Q3 2019

2 Residential portfolio excluding retail parks and residential developments; includes Berlin Wasserstadt Mitte at GDV

3 Includes planned build to hold assets only, and including completed units in Berlin at GAV.

4 ADLER GAV includes Berlin Wasserstadt Mitte at GDV

4

The combination has compelling strategic rationale and creates significant value for shareholders

Strategic fit	▪ Complementary portfolios concentrated in attractive cities and regions across Germany ▪ Broadening our scope from Berlin to strong locations across Germany
Scale	▪ Critical scale achieved – combined portfolio of €8.6bn with a clear path for value-enhancing growth ▪ Creating a leading player in German residential with access to a unique €6.8bn build to hold portfolio in Top-9 cities
Pipeline	▪ Access to pipeline: Ability to buy new build assets from Consus located in inner city locations
Synergies	▪ Significant value creation benefitting all shareholders ▪ €180-210m total expected operational and financing synergies – majority realised in 12-24 months post closing, of which €25-39m realised from ADLER transaction
FFO & Dividend	▪ ADLER transaction immediately accretive to FFO per share in 2020E for ADO shareholders ▪ Dividend of €0.75 per ADO share over 2019 proposed for all existing and new ADO shareholders[1]
NAV	▪ Exchange ratio with ADLER based on Q3 2019 EPRA NAVs[2], ensuring NAV-neutral transaction (without capitalization of synergies) ▪ Potential to unlock embedded value in development portfolio to enable NAV-accretive growth
Leverage	▪ Strong investment grade rating profile ▪ LTV at ~49% (Q3 2019 pro-forma for transaction effects)

Note:
1 To be adjusted to any dividends and equity raise as relevant
2 Based on Q3-2019 EPRA NAV (undiluted) and Q3-2019 ADLER EPRA NAV adjusted for dilution from ADLER €130m convertible bond based on adjusted conversion price following a change of control

5

Key investment highlightsKey investment highlights

rd Combined company will become the 3 largest listed residential player in 1 Germany Top-20 listed Continental European players by GAV (€bn) Top-10 listed Continental European residential players by GAV (€bn) 58.3 47.9 47.9 25.6 1 12.0 11.5 8.6 8.0 5.4 5.1 5.0 4.7 3.6 1.3 25.6 25.1 23.0 21.5 19.6 15.0 12.7 1 12.4 12.2 12.0 11.8 11.5 8.8 8.6 8.0 7.8 5.9 5.4 5.1 Residential Office Diversified Retail Creation of a large-scale residential real estate company with growth potential forming the third largest listed residential player in Germany Source: Last reported company information Note: 1 Includes GAV of €3.4bn of Consus as of Q3-2019 7rd Combined company will become the 3 largest listed residential player in 1 Germany Top-20 listed Continental European players by GAV (€bn) Top-10 listed Continental European residential players by GAV (€bn) 58.3 47.9 47.9 25.6 1 12.0 11.5 8.6 8.0 5.4 5.1 5.0 4.7 3.6 1.3 25.6 25.1 23.0 21.5 19.6 15.0 12.7 1 12.4 12.2 12.0 11.8 11.5 8.8 8.6 8.0 7.8 5.9 5.4 5.1 Residential Office Diversified Retail Creation of a large-scale residential real estate company with growth potential forming the third largest listed residential player in Germany Source: Last reported company information Note: 1 Includes GAV of €3.4bn of Consus as of Q3-2019 7

1 Enhanced liquidity and likely MDAX candidate in the near-term

ADO	Pre-deal
ADLER	33.3%[1]
Union Investment	5.1%
Vanguard	2.4%
Norges	2.2%
Blackrock	2.1%
Free Float[2]	~62%

ADLER REAL ESTATE	Pre-deal
Klaus Wecken	15.0%
Mezzanine IX Investors	14.4%
Fairwater Capital	13.5%
Thomas Bergander	6.7%
FIL	5.0%
Free Float[2]	~45%

ADO + ADLER REAL ESTATE	Post-deal[1,3]
Klaus Wecken	7.0%
Mezzanine IX Investors	6.8%
Fairwater Capital	6.4%
Free Float[2]	~80%
Union Invest	*3.6%*
Thomas Bergander	*3.2%*

Free Float market cap (€bn)[1,2,3]


1.0
0.4
1.8
ADO
ADLER REAL ESTATE
ADO
ADLER REAL ESTATE

Source: Company information; Bloomberg; Factset as of December 13, 2019

Note:

1 The 33.3% ADLER stake in ADO will become treasury shares in the combined entity and excluded for pro-forma ownership calculations

2 Free float defined as all shareholdings less than 5% ownership

3 Assuming 100% take-up at current market valuation

8

1 Combination delivers increased scale, profitability and investment grade profile

	(€mm, unless stated otherwise)	ADO	ADLER Real Estate	ADO + ADLER Real Estate
Financial	GRI[1]	160	371	530
	NRI[1]	136	250	386
	EBITDA[1]	97	171	268[4]
	EBITDA margin (rental) %[2]	71%	69%	69%
	GAV (€bn)	~3.6	~5.0	~8.6
	EPRA NAV (€bn)	~2.8	~2.0	~4.7[5]
Operational	Occupancy (%)[3]	97.4%	93.7%	95.2%
	Rental area (k sqm)	1,236	3,547	4,782
	Rent per sqm (€/sqm)	6.9	5.6	5.9[6]
	Value per sqm (€/sqm)	2,718	1,139	1,547
Leverage	Net LTV (%)	21%	59%	~49%[7]
	ICR (x)	3.4x	2.5x	~2.7x[8]

Source: Company information: ADLER as of Q3 2019 and ADO as of Q3 2019, pro-forma for Carlos portfolio sale
Note:
1 Figures on Q3 2019 annualized basis
2 Based on NRI
3 Combination weighted average based on GAV
4 Excluding synergies
5 Excludes convertible conversion and rights issue
6 Based on rental area
7 Adjusted for convertible dilution, Consus stake acquisition and €500m equity raise
8 Adjusted for convertible dilution and €500m equity raise; including €10-19m of financing synergies and €15-20m of operating synergies

9

2 Combination delivers critical scale and diversification

	ADO	ADLER REAL ESTATE	ADO + ADLER REAL ESTATE
GAV (€bn)	3.6	5.0	8.6
Split by type	Other 3% Commercial 18% Residential[1] 80%	Residential development 5% Commercial 3% Residential[1] 92%	Residential development 3% Other 1% Commercial 9% Residential[1] 87%
Split by city	Berlin 100%	Other 47% Berlin 15% Wilhelmshaven 9% Leipzig 9% Duisburg 7% Wolfsburg 3% Kiel 2% Dortmund 3% Hannover 3% Göttingen 3%	Other 31% Berlin 50% Kiel 1% Dortmund 1% Hannover 1% Göttingen 1% Wolfsburg 2% Duisburg 4% Leipzig 4% Wilhelmshaven 4%
NRI [2]	136	250	386
Rent per sqm (€)	6.9	5.6	5.9[3]
Value per sqm (€m)	2,718	1,139	1,547

Source: Company information, latest reporting
Note: ADLER geographic split percentages based on residential portfolio only; ADO split by type inferred from split based on in-place rents
1 Includes Berlin Riverside project; ADO residential type includes subsidized portfolio
2 Figures on annualized Q3-19 basis, pro-forma for Carlos sale
3 Based on rental business

10

Build-to-hold strategy to deliver +15k new units of housing in Top-9 cities, 3 where the ongoing housing shortage is perceived to be strongest 1 Demand of 3.2m units with c. € 1 trillion GDV until 2030 Demand of 3.2m new apartments until 2030 Strong and consistent rental price growth Total demand Rental-price index GDP growth (000s) 110 6.0% 400 350 4.0% 300 100 2.0% 250 0.0% 200 90 (2.0)% 150 No decline in rental (4.0)% 100 prices in over 20 years 80 across the economic cycle (6.0)% 50 0 70 (8.0)% Demographic demand Replacement demand Backlog demand The combination with Consus will deliver growth for the platform through new assets in most attractive markets Source: Institut der deutschen Wirtschaft, July 2019; Destatis EIU Note: 1 Based on estimated average price of €325k per unit 11 2019 342 2020 342 2021 260 2022 260 2023 260 2024 260 2025 260 2026 246 2027 246 2028 246 2029 246 2030 246Build-to-hold strategy to deliver +15k new units of housing in Top-9 cities, 3 where the ongoing housing shortage is perceived to be strongest 1 Demand of 3.2m units with c. € 1 trillion GDV until 2030 Demand of 3.2m new apartments until 2030 Strong and consistent rental price growth Total demand Rental-price index GDP growth (000s) 110 6.0% 400 350 4.0% 300 100 2.0% 250 0.0% 200 90 (2.0)% 150 No decline in rental (4.0)% 100 prices in over 20 years 80 across the economic cycle (6.0)% 50 0 70 (8.0)% Demographic demand Replacement demand Backlog demand The combination with Consus will deliver growth for the platform through new assets in most attractive markets Source: Institut der deutschen Wirtschaft, July 2019; Destatis EIU Note: 1 Based on estimated average price of €325k per unit 11 2019 342 2020 342 2021 260 2022 260 2023 260 2024 260 2025 260 2026 246 2027 246 2028 246 2029 246 2030 246

3 Overview of the transaction with Consus Real Estate

Transaction description

22% Stake Acquired	■ Acquisition of 22% stake in Consus from existing minorities in cash ■ ADO pays a cash consideration of €9.72 per share, or €294m in total
Call Option signed	■ A call option has been granted by Aggregate Holdings for its shares in Consus ■ ADO may exercise its call option within the next 18 months, which is the same amount of time as Aggregate Holdings may exercise its put option ■ The price for any Consus share acquired under the call option shall be paid in shares at an exchange ratio of 0.2390[1] ■ As part of the agreement, Aggregate Holdings will receive a put option exercisable only in the event of a CoC[2] at ADO and will be entitled to borrow from ADO / ADLER the equivalent number of ADO shares that it would receive upon exercise of the call by ADO
Consideration	■ Based on the closing price of 13 December 2019, the envisaged price for the full consideration is €8.65 per share[3]
Strategic cooperation	■ ADO has signed a strategic cooperation with Consus to allow it to match any offer from a third party on residential development projects worked on together

Consus ownership and portfolio overview


Free Float
18%
Christoph Groener
6%
Pro-forma shareholder structure[4]
51%
Aggregate Holdings
~25%[7]
ADO


Munich
Dresden
Leipzig
5%
3%
5%
Stuttgart
21%
Dusseldorf
10%
€10.3bn GDV 67 projects[5,6]
Cologne
11%
19%
Hamburg
13%
13%
Frankfurt
Berlin

Source: Consus website, Consus Q3 Results 2019

Note:

1 Based on the closing price of 13 December 2019. Ratio would be appropriately adjusted for any dividends and equity issuance done by the company

2 Change of control event

3 Blended from 22% at €9.72 and 78% at €8.35, prior to dilution effect

4 Post acquisition of 22% by ADO

5 Dortmund is included in Düsseldorf, Erfurt is included in Leipzig; Böblingen, Karlsruhe and Mannheim are included in Stuttgart, Bayreuth and Passau are included in Munich, Offenbach is included in Frankfurt am Main

6 Based on total portfolio

7 Including existing stake of ~3% owned by ADLER

12

3 Consus in-house development projects in Top-9 cities pave the way for NAV-enhancing growth

Stuttgart[1]	
GDV (€m)	2,139
Area (k sqm)	545
Avg. sales price (€/sqm)	3,923
% of total GDV	21%
# Projects	9

Berlin	
GDV (€m)	1,355
Area (k sqm)	207
Avg. sales price (€/sqm)	6,534
% of total GDV	13%
# Projects	9

Leipzig[1]	
GDV (€m)	531
Area (k sqm)	321
Avg. sales price (€/sqm)	3,139[2]
% of total GDV	5%
# Projects	16

Hamburg	
GDV (€m)	1,960
Area (k sqm)	359
Avg. sales price (€/sqm)	5,464
% of total GDV	19%
# Projects	6

Cologne	
GDV (€m)	1,081
Area (k sqm)	240
Avg. sales price (€/sqm)	4,500
% of total GDV	11%
# Projects	7

Munich	
GDV (€m)	483
Area (k sqm)	67
Avg. sales price (€/sqm)	7,233
% of total GDV	5%
# Projects	3

Frankfurt[2]	
GDV (€m)	1,365
Area (k sqm)	182
Avg. sales price (€/sqm)	7,493
% of total GDV	13%
# Projects	7

Duesseldorf	
GDV (€m)	1,002
Area (k sqm)	218
Avg. sales price (€/sqm)	4,590
% of total GDV	10%
# Projects	5

Dresden	
GDV (€m)	345
Area (k sqm)	72
Avg. sales price (€/sqm)	4,815
% of total GDV	3%
# Projects	5


2.0
Hamburg
Berlin
1.4
Düsseldorf
1.0
1.1
Cologne
Leipzig
0.5
0.3
Dresden
1.4
Frankfurt
2.1
Stuttgart
Munich
0.5
€bn
GDV

Source: Consus Q3 2019 results presentation
Note
1 Frankfurt includes Offenbach, Stuttgart includes Karlsruhe, Leipzig includes Erfurt
2 Adjusted for dilution from Leipzig 416 upfront sale

13

3 Embedded value of c.€1.0bn in build-to-hold portfolio allows for NAV-accretive growth in the next years

Hold portfolio | Estimated value (€/sqm)



€/sqm
6,000
5,000
4,000
3,000
2,000
1,000
0
2,100
2,900
5,000
750
5,750
Implied acquisition price
Expected remaining construction costs
Total investment
Embedded value
ADO estimated GDV²

Comments

- ADO is offering a weighted average price of €8.65[1] per share for Consus, valuing its on-balance sheet build-to-hold portfolio at an implied c.€2,100/sqm, including goodwill
- Remaining construction costs are estimated at c.€2,900/sqm, bringing total investment in the build-to-hold portfolio to c.€5,000/sqm
- At an average estimated market rent of €18.0/sqm/m, this implies a 4.3% yield on cost
- GDV is estimated at c.€5,750/sqm, implying an embedded value of c.€750/sqm in the build-to-hold portfolio
- On the total estimated GDV of €5,750/sqm an average estimated market rent of €18.0/sqm/m implies a 3.8% expected valuation yield
- Total floor area of the hold portfolio is approximately 1.4m sqm, implying a total embedded value of c.€1.0bn

Source: Company reports
Note:
1 Assuming acquisition of 100% of the shares
2 Based on build to hold

14

4 Consus build to hold portfolio provides an attractive secured land bank with full discretion to develop at our own pace

Fully integrated development platform:

- ✓ Over 895 employees across 9 cities, that enables it to cover the full value chain
- ✓ Land acquisition access and sourcing: broad network and robust reputation
- ✓ Re-development potential: Integrated platform with in-house capabilities, facilitates re-development

Attractions of build to hold model:

- ✓ Flexible land bank servicing future growth
- ✓ Attractive entry price and yield on cost
- ✓ Dynamic ability to shape portfolio according to market trends
- ✓ Strong demand/supply dynamics

Consus upon exercise of call option


2020
Build to hold 65%
Build to sell 35%
GAV:
~€3.4bn

Majority to hold, with c.1/3 for sale through de-risked model

- 30% upfront cash payment received upon signing
- Future cash inflows under forward sale agreements upon achieving defined milestone

Consus medium-term


2020+
Build to hold 100%

Secured land bank exclusively for own development

- Full discretion on development phasing and / or opportunistic capital recycling
- Development exposure consistently in line with investment grade requirement

Source: Company information

15

5 Significant synergies unlocked through the combination

ADO + ADLER Real Estate

Financing synergies	Unsecured bonds - €2.0bn	€5m - €10m	Medium term
	Bank loan - €1.6bn	€4m - €8m	
	ADO Group bonds - €0.3bn	€1m - €1m	
	Total financing synergies	**€10m - €19m**	
Operating synergies	▪ Scale and efficiency driving reduction in opex ▪ Savings from duplicate public company functions, IT, audit and other professionals service fees ▪ Platform savings	**€15m - €20m**	**12-24 months**
Total synergies	**Total synergies**	**€25m - €39m**	

ADO + CONSUS Real Estate

Financing synergies	Mezzanine debt >10% - €0.6bn	€83m - €85m	2020
	Senior/Junior debt >5-10% - €0.4bn	€15m - €17m	2020
	Senior/Junior debt >3.5-5% - €0.5bn	€5m - €8m	2020
	Unsecured bond - €0.5bn	€38m - €40m	2021
	Other bank debt - €0.2bn	€1m - €3m	Medium term
	Total financing synergies	**€142m - €153m**	
Operating synergies	▪ Reduction in marketing expenses in relation to build to sell business ▪ Platform savings ▪ IT, audit, professional service and other general administrative savings	**€13m - €18m**	**12-24 months**
Total synergies	**Total synergies**	**€155m - €171m**	Upon acquiring control of Consus

€180m - €210m p.a. pre-tax FFO improvements through run-rate synergies

ADO + ADLER Real Estate + CONSUS Real Estate

Note:
Synergies are per annum and pre-tax improvements

16

5 Strong operational overlap allowing synergetic business combination

Headquarters and management offices



ADO offices
ADLER offices
Consus offices

Portfolio and geographical overview

	ADO	ADLER REAL ESTATE	CONSUS REAL ESTATE
Portfolio overview			
Residential units	16,263[1]	57,155	
Commercial units	1,386[1]	934	
Portfolio mgmt.	✓	✓	✓
Facility mgmt.	✓	✓	
Condo sales	✓		✓
Development		✓	✓
Geographic overview			
Key cities	Berlin	Berlin, Leipzig, Wilhelmshaven, Duisburg, Dortmund	Berlin, Stuttgart, Hamburg, Frankfurt, Düsseldorf
Operational Headquarters	Berlin	Berlin	Berlin
# other office locations	1	30	8

Source: Company information
Note:
1 Based on Q3 figures excluding units sold in large portfolio disposal

17

5 Significant operational synergies identified for both ADLER and Consus

Operational synergies (in €m)


40
35
30
25
20
15
10
5
0
15 - 20
13 - 18
28 - 38
ADC ADLER
ADC CONSUS
ADC ADLER CONSUS

Comments

Run-rate	■ Identified operational run-rate synergies of €28-38m per annum
Value drivers	■ Centralization of headquarters, management/supervisory boards and IT to enhance overall cost efficiency ■ Further synergies expected to result from a stronger market position vis-à-vis third party service providers ■ Significant portion of synergies is based on the conversion of strategy from a build-to-sell to build-to-hold, allowing us to: ■ Reduce expenses related to marketing and sales of (individual) units ■ Create value by leveraging our existing management capacity on a bigger portfolio
Timing	■ Substantial part of the synergies expected to be realized by the end of 2021
One-off cost	■ One-off cost of c.€15-20m expected to unlock value creation

Source: Company information

18

Strong corporate governance and management, based on Business 6 Combination Agreement 1 Tier Board structure to be expanded to 10 members Experienced management team combining knowledge of ADLER and ADO Luxembourg Company registered and Germany listed with Luxembourg Company structure Commitment to appoint additional independent board members appropriate for the size of the company Board composition i) 5 independent members, 2 management board members and 3 other directors ii) Chairman will have a casting vote and chairman will be independent Audit and remuneration committee to be composed of 3 members chaired by independent members as well as majority independent members 19Strong corporate governance and management, based on Business 6 Combination Agreement 1 Tier Board structure to be expanded to 10 members Experienced management team combining knowledge of ADLER and ADO Luxembourg Company registered and Germany listed with Luxembourg Company structure Commitment to appoint additional independent board members appropriate for the size of the company Board composition i) 5 independent members, 2 management board members and 3 other directors ii) Chairman will have a casting vote and chairman will be independent Audit and remuneration committee to be composed of 3 members chaired by independent members as well as majority independent members 19

6 Experienced Management Team

Maximilian Rienecker

Co-Chief Executive Officer



- Experience in the real estate industry after roles in Sales & Marketing at ING Investment Management in Hong Kong and in Corporate Strategy and M&A at SBM Offshore in Monaco
- Current Co-CEO and executive committee member of ADLER Real Estate
- Holds a Master of Science in Management with distinction from the University of Nottingham

Thierry Beaudemoulin

Co-Chief Executive Officer



- Over 20 years of experience in the real estate industry in a broad range of roles for various asset classes, in France Germany, Netherlands, Belgium and Spain
- Most recent role is CEO Germany and executive committee member of Covivio
- Holds a Master of Science (MSc) in Public Affairs and Real Estate from Sciences Po Paris (FR)

Sven-Christian Frank

Chief Operating Officer



- Previously held senior positions in well-known real estate companies such Gestrim Germany AG and German Real Estate AG
- Current COO and executive committee member of ADLER Real Estate
- Holds a Master of Science (MSc) in Law from Ludwig-Maximilians University in Munich (DE)

20

Board of Directors consisting of 5 Independent Directors and a chairman with a casting vote

6



Dr. Peter Maser

Chairman

German, born in 1961

Partner Deloitte



Tomas de Vargas Machuca

Deputy Chairman

British, born in 1974

CEO of BCP



Arzu Akkemik

Independent Director

Turkish, born in 1968

Fund manager and founder Cornucopia Advisors Limited



Maximilian Rienecker

Executive Director

German, born in 1985

Co-CEO



Thierry Beaudemoulin

Executive Director

French, born in 1971

Co-CEO



Dr. Michael Bütter

Independent Director

German, born in 1970

Industrial adviser EQT



Claus Jorgensen

Non-Executive Director

Danish, born in 1965

Head of EMEA Credit Trading Mizuho



Thilo Schmid

Non-Executive Director

German, born in 1965

Investment Manager Care4



Jörn Stobbe

Independent Director

German, born in 1965

CEO Union Investment Real Estate[1]



To be appointed

Independent Director

Independent Directors | Executive Directors | Non-Executive Directors

Note:
1 As per 1 January 2020

21

Indicative timeline

Date	Key dates	
15 December 2019	▪ Announcement of transaction for ADLER and 22% stake in Consus	
Mid December 2019[1]	▪ Closing of 22% stake acquisition in Consus	CONSUS REAL ESTATE
20 January 2020	▪ Submission of offer document to BaFin	
6 February 2020	▪ Approval of offer document by BaFin expected	
8 February 2020	▪ Start of offer period	
9 March 2020	▪ End of initial tender offer period and announcement of initial acceptance period results	
26 March 2020	▪ End of offer period including "sweep up" period and settlement	ADLER REAL ESTATE
Q2-Q3 2020	▪ €500m rights issue	
Until Mid-2021	▪ Period to exercise call option for ~51% in Consus and voluntary offer for remaining minorities	CONSUS REAL ESTATE

Note:
1 18.56% expected to close w/c 16th of December, additional 3.56% subject to merger clearance and are expected to close w/o Jan 20

22

Ultimate combination has a compelling strategic rationale for all parties De-risks business model Diversify outside Berlin Enhanced portfolio quality from build to sell to hold Cooperation with Consus provides Access to irreplicable portfolio Secured sales access to southern Germany in Berlin FFO accretive transaction from Enhanced credit profile Enhanced credit profile day-1 Unlocks captive growth in a higher Unlocks captive growth in a Access to wider capital pools competitive market highly competitive market Potential for future NAV-accretive Access to full development Reduced financing costs growth platform and capability Substantial operating and financing synergies – significant value creation Significantly increased scale, creating a leading European residential champion Highly complementary portfolios Reliable partner for politics to help tackle housing deficit in Germany 23Ultimate combination has a compelling strategic rationale for all parties De-risks business model Diversify outside Berlin Enhanced portfolio quality from build to sell to hold Cooperation with Consus provides Access to irreplicable portfolio Secured sales access to southern Germany in Berlin FFO accretive transaction from Enhanced credit profile Enhanced credit profile day-1 Unlocks captive growth in a higher Unlocks captive growth in a Access to wider capital pools competitive market highly competitive market Potential for future NAV-accretive Access to full development Reduced financing costs growth platform and capability Substantial operating and financing synergies – significant value creation Significantly increased scale, creating a leading European residential champion Highly complementary portfolios Reliable partner for politics to help tackle housing deficit in Germany 23

Q&AQ&A

Disclaimer IMPORTANT: NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION. This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares in ADO Properties S.A. (“ADO”), ADLER Real Estate Aktiengesellschaft (“ADLER”) or Consus Real Estate AG (“Consus”). The definite terms and conditions of the takeover offer for ADLER shares (the “Offer”) as well as further provisions concerning the Offer will be published in the offer document. This will only occur following the permission by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) to publish the offer document. Investors and holders of shares in ADLER are strongly advised to read the offer document and all other documents regarding the Offer when they become available, as they will contain important information. This presentation includes statements, estimates, opinions and projections with respect to anticipated future performance ( forward-looking statements ) of ADO and its consolidated subsidiaries (the “ADO Group”), ADLER and its consolidated subsidiaries (the “ADLER Group”) and Consus and its consolidated subsidiaries (the “Consus Group”). All forward-looking statements contained in this presentation and all views expressed and all projections, forecasts or statements relating to expectations regarding future events or the possible future performance of the ADO Group, the ADLER Group and/or the Consus Group only represent the own assessments. Any forward-looking estimates or opinions as to the ADO Group, the ADLER Group and the Consus Group, as applicable, are based on publicly available information as of the date of this presentation. They have not been independently verified or assessed and may or may not prove to be correct. Any forward- looking statements may involve significant risks and uncertainties and should not be read as guarantees of future performance or results and will not necessarily be accurate indications of whether or not such results will be achieved. No representation is made or assurance given that such statements, views, projections or forecasts are correct or that they will be achieved as described. Tables and diagrams may include rounding effects. This presentation is intended to provide a general overview of the potential synergies from a combination of the ADO Group, the ADLER Group and the Consus Group and does not purport to deal with all aspects and details regarding the ADO Group. Accordingly, neither ADO nor any of its directors, officers, employees or advisers nor any other person makes any representation or warranty, express or implied, as to, and accordingly no reliance should be placed on, the accuracy or completeness of the information contained in the presentation or of the views given or implied. Neither ADO nor any of its directors, officers, employees or advisors nor any other person shall have any liability whatsoever for any errors or omissions or any loss howsoever arising, directly or indirectly, from any use of this information or its contents or otherwise arising in connection therewith. ADO does not undertake any obligation to publicly release any revisions to forward-looking statements or other information or conclusions contained herein to reflect events or circumstances after the date of this presentation. The Offer will be made exclusively under the laws of the Federal Republic of Germany, especially under the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz– WpÜG), and certain provisions of the securities laws of the United States of America. The ADO shares that are intended to be transferred to the shareholders of ADLER as consideration (the “Offer Shares”) have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act ”), or under any of the applicable securities laws of any state, district or other jurisdiction of the United States of America. The Offer Shares may not be offered, sold or delivered, directly or indirectly, to the shareholders of ADLER located in the United States of America (the “U.S. Shareholders”), or to agents, nominees, trustees, custodians or other persons acting for the account or benefit of U.S. Shareholders, unless registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws of the United States. The Offer Shares will be offered in the United States in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. The Offer is not subject the 'U.S. tender offer rules' contained in Regulation 14D under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being made with respect to U.S. Shareholders in reliance on exemptions provided by Rule 14d-1(c) under the Exchange Act. As a result, the Offer is made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. Holders of securities in ADLER should be aware that ADO reserves the right, to the extent permissible under applicable law or regulation, and in accordance with German market practice, to purchase, or conclude agreements to purchase, ADLER shares, directly or indirectly, outside of the scope of the Offer, before, during or after the acceptance or further acceptance period. This applies to other securities that are directly convertible into, exchangeable for, or exercisable for ADLER shares. These purchases may be completed via the stock exchange at market prices or outside the stock exchange at negotiated conditions. Any information on such purchases will be disclosed as required by law or regulation in Germany or any other relevant jurisdiction. The transaction described in this presentation involves the securities of Luxembourg and German companies. Information distributed in connection with the transaction is subject to the disclosure requirements of the Federal Republic of Germany, which are different from those of the United States. The financial information included or incorporated by reference in this presentation has been prepared in accordance with accounting standards in Luxembourg or Germany, as applicable, that may not be comparable to the financial statements or financial information of United States companies. It may be difficult for shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since ADO and ADLER are each located in a non-U.S. jurisdiction and their respective officers and board members are residents of non-U.S. jurisdictions. Holders of securities in ADO and ADLER may not be able to rely on having recourse to provisions for the protection of investors in any jurisdiction other than the provisions of Luxembourg or Germany, as applicable. Holders of securities in ADO and ADLER may not be able to sue ADO, ADLER or their respective officers and board members in court in Luxembourg or Germany, as applicable, for violations of the U.S. securities laws. It may be difficult to compel ADO, ADLER or any of their respective affiliates to subject themselves to a U.S. court’s judgment. THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE SECURITIES MENTIONED IN THIS PRESENTATION HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THERE WILL BE NO PUBLIC OFFERING OF THE SECURITIES IN THE UNITED STATES. 25Disclaimer IMPORTANT: NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION. This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares in ADO Properties S.A. (“ADO”), ADLER Real Estate Aktiengesellschaft (“ADLER”) or Consus Real Estate AG (“Consus”). The definite terms and conditions of the takeover offer for ADLER shares (the “Offer”) as well as further provisions concerning the Offer will be published in the offer document. This will only occur following the permission by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) to publish the offer document. Investors and holders of shares in ADLER are strongly advised to read the offer document and all other documents regarding the Offer when they become available, as they will contain important information. This presentation includes statements, estimates, opinions and projections with respect to anticipated future performance ( forward-looking statements ) of ADO and its consolidated subsidiaries (the “ADO Group”), ADLER and its consolidated subsidiaries (the “ADLER Group”) and Consus and its consolidated subsidiaries (the “Consus Group”). All forward-looking statements contained in this presentation and all views expressed and all projections, forecasts or statements relating to expectations regarding future events or the possible future performance of the ADO Group, the ADLER Group and/or the Consus Group only represent the own assessments. Any forward-looking estimates or opinions as to the ADO Group, the ADLER Group and the Consus Group, as applicable, are based on publicly available information as of the date of this presentation. They have not been independently verified or assessed and may or may not prove to be correct. Any forward- looking statements may involve significant risks and uncertainties and should not be read as guarantees of future performance or results and will not necessarily be accurate indications of whether or not such results will be achieved. No representation is made or assurance given that such statements, views, projections or forecasts are correct or that they will be achieved as described. Tables and diagrams may include rounding effects. This presentation is intended to provide a general overview of the potential synergies from a combination of the ADO Group, the ADLER Group and the Consus Group and does not purport to deal with all aspects and details regarding the ADO Group. Accordingly, neither ADO nor any of its directors, officers, employees or advisers nor any other person makes any representation or warranty, express or implied, as to, and accordingly no reliance should be placed on, the accuracy or completeness of the information contained in the presentation or of the views given or implied. Neither ADO nor any of its directors, officers, employees or advisors nor any other person shall have any liability whatsoever for any errors or omissions or any loss howsoever arising, directly or indirectly, from any use of this information or its contents or otherwise arising in connection therewith. ADO does not undertake any obligation to publicly release any revisions to forward-looking statements or other information or conclusions contained herein to reflect events or circumstances after the date of this presentation. The Offer will be made exclusively under the laws of the Federal Republic of Germany, especially under the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz– WpÜG), and certain provisions of the securities laws of the United States of America. The ADO shares that are intended to be transferred to the shareholders of ADLER as consideration (the “Offer Shares”) have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act ”), or under any of the applicable securities laws of any state, district or other jurisdiction of the United States of America. The Offer Shares may not be offered, sold or delivered, directly or indirectly, to the shareholders of ADLER located in the United States of America (the “U.S. Shareholders”), or to agents, nominees, trustees, custodians or other persons acting for the account or benefit of U.S. Shareholders, unless registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws of the United States. The Offer Shares will be offered in the United States in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. The Offer is not subject the 'U.S. tender offer rules' contained in Regulation 14D under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being made with respect to U.S. Shareholders in reliance on exemptions provided by Rule 14d-1(c) under the Exchange Act. As a result, the Offer is made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. Holders of securities in ADLER should be aware that ADO reserves the right, to the extent permissible under applicable law or regulation, and in accordance with German market practice, to purchase, or conclude agreements to purchase, ADLER shares, directly or indirectly, outside of the scope of the Offer, before, during or after the acceptance or further acceptance period. This applies to other securities that are directly convertible into, exchangeable for, or exercisable for ADLER shares. These purchases may be completed via the stock exchange at market prices or outside the stock exchange at negotiated conditions. Any information on such purchases will be disclosed as required by law or regulation in Germany or any other relevant jurisdiction. The transaction described in this presentation involves the securities of Luxembourg and German companies. Information distributed in connection with the transaction is subject to the disclosure requirements of the Federal Republic of Germany, which are different from those of the United States. The financial information included or incorporated by reference in this presentation has been prepared in accordance with accounting standards in Luxembourg or Germany, as applicable, that may not be comparable to the financial statements or financial information of United States companies. It may be difficult for shareholders to enforce their rights and any claims they may have arising under the U.S. federal securities laws, since ADO and ADLER are each located in a non-U.S. jurisdiction and their respective officers and board members are residents of non-U.S. jurisdictions. Holders of securities in ADO and ADLER may not be able to rely on having recourse to provisions for the protection of investors in any jurisdiction other than the provisions of Luxembourg or Germany, as applicable. Holders of securities in ADO and ADLER may not be able to sue ADO, ADLER or their respective officers and board members in court in Luxembourg or Germany, as applicable, for violations of the U.S. securities laws. It may be difficult to compel ADO, ADLER or any of their respective affiliates to subject themselves to a U.S. court’s judgment. THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE SECURITIES MENTIONED IN THIS PRESENTATION HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THERE WILL BE NO PUBLIC OFFERING OF THE SECURITIES IN THE UNITED STATES. 25